UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 26, 2012

Wells Real Estate Fund IX, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-22039	58-2126622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events

On September 26, 2012, the United States District Court for the District of Georgia granted the defendants' motion for summary judgment in the previously disclosed purported class action and derivative complaint, styled In re Wells Real Estate Investment Trust, Inc. Securities Litigation, against Piedmont Office Realty Trust, Inc. (formerly Wells Real Estate Investment Trust, Inc.); the directors of Piedmont Office Realty Trust, Inc.; Leo F. Wells, III, one of the Registrant's General Partners; Wells Capital, Inc., the corporate general partner of Wells Partners, L.P., the Registrant's General Partner; Wells Management Company, Inc., the Registrant's property manager; certain affiliated entities of Wells Real Estate Funds, Inc.; and certain individuals (including Douglas P. Williams, the Registrant's Chief Financial Officer) who formerly served as officers and directors of Piedmont Office Realty Trust, Inc. prior to its internalization of its advisor.  As a result, the case has been dismissed.  Plaintiffs have the right to appeal.

For more detailed information regarding the litigation, see “Note 4 - Related-Party Transactions - Assertion of Legal Action Against Related-Parties” in the Registrant's Current Report on Form 10-Q for the quarterly period ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND IX, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	WELLS CAPITAL, INC. General Partner

By:	/s/ Douglas P. Williams Douglas P. Williams Senior Vice President

Date: October 3, 2012